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                                                                     EXHIBIT 5.1

              [Letterhead of Heller Ehrman White & McAuliffe LLP]

                                 July 27, 2000

                                                                      36767-0002

Pilot Network Services, Inc.
1080 Marina Village Parkway
Alameda, California 94501

     Registration Statement on Form S-3

Ladies and Gentlemen:

   We have acted as counsel to Pilot Network Services, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 which the Company filed with the Securities and Exchange Commission on July 27, 2000 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 4,511,572 shares of its Common Stock, par value $0.001 (the "Shares"). 919,540 of the shares are currently outstanding, 577,833 of the Shares (the "Warrant Shares") are issuable pursuant to warrants (the "Warrants") to purchase Common Stock held by certain security holders of the Company and an aggregate of 3,014,199 of the Shares are issuable upon conversion of 15,000 shares of the Company's Series A Convertible Preferred Stock (the "Conversion Shares") and in payment of dividends on such shares (the "Dividend Shares").

   We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

   In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Restated Certificate of Incorporation of the Company and the Certificate of Designations, Preferences and Privileges of the Company's Series A Convertible Preferred Stock (the "Certificate of Designations"), each certified by the Delaware Secretary of State as of July 26, 2000 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, of the Company relating to the currently outstanding Shares, the Warrant Shares, the Conversion Shares, the Dividend Shares and the Registration Statement, and
  (ii) certifying as to certain factual matters;

     (d) The Registration Statement;

     (e) A letter from the Company's transfer agent, dated July 26, 2000, as to the number of shares of the Company's Common Stock that were outstanding on July 25, 2000; and

     (f) The Common Stock Purchase Agreement, dated December 28, 1999, between the Company and Primus Telecommunications Group, Inc. (the "Stock Purchase Agreement")

     (g) The Securities Purchase Agreement, dated as of June 28, 2000 between Pilot Network Services, Inc. and Marshall Capital Management, Inc. (the "Securities Purchase Agreement"; and

     (h) The Warrants.
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   This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

   Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Stock Purchase Agreement and the Securities Purchase Agreement pursuant to which the Shares and the Conversion Shares were purchased was paid for each Share or Conversion Share and that such consideration in respect of each Share or Conversion Share includes payment of cash or other lawful consideration at least equal to the par value thereof,
(iii) the full consideration stated in the Warrants and the Board of Directors minutes authorizing the issuance of the Warrant Shares will be paid upon the issuance of the Warrant Shares, (iv) the Warrant Shares will be issued in accordance with the terms of the Warrants and the resolutions authorizing the issuance of the Warrants, (v) the Conversion Shares and the Dividend Shares will be issued in accordance with the terms of the Certificate of Designations,
(vi) the Dividend Shares will be duly authorized by the Board of Directors of the Company and issued in payment of properly declared dividends, and (vii) appropriate stock certificates evidencing the Warrant Shares, the Conversion Shares and the Dividend Shares will be executed and delivered upon their issuance, it is our opinion that the currently outstanding Shares were legally issued, and are fully paid and nonassessable and the Warrant Shares, the Conversion Shares and the Dividend Shares, when such Shares are issued as provided in the Certificate of Designations and the Warrants, as applicable, will be legally issued, and will be fully paid and nonassessable.

   This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Heller Ehrman White & McAuliffe
                                           LLP